Fusion To Release Fourth Quarter and Year End 2008 Financial Results On March 31, 2009

NEW YORK, March 24, 2009 - Fusion Telecommunications International, Inc. (NYSE Amex: FSN) announced today that it plans to release financial results for the fourth quarter ended December 31, 2008, on March 31, 2009. Management has scheduled a conference call for 10:00 am Eastern Time on March 31, 2009 to review the Company's fourth quarter results.

To listen to the conference call, please dial (877) 879-6201 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company's website at www.fusiontel.com.  Please allow extra time prior to the call to visit the website and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through Friday, April 3, 2009, at (888) 203-1112 (domestic) or (719) 457-0820 (international), (Passcode: 5643166). The online replay of the conference call is available via webcast for one year following the call.

About Fusion:
Fusion is a new breed of communications carrier, dedicated to providing a full range of advanced, IP-based voice and data solutions to corporate and carrier customers worldwide.  The Company provides hosted IP-PBX applications, SIPtrunking services, voice traffic termination, private networks, Internet access and a full suite of enhanced features and services.

For more information please go to http://www.fusiontel.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls, securing necessary financing and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through www.sec.gov.

CONTACT:
Philip Turits, Treasurer
Fusion
212-201-2407
pturits@fusiontel.com

Damon Testaverde, Managing Director
Network 1 Financial Securities
732-758-9001
ddtestaverde@netw1.com